Exhibit 99.2
BladeLogic, Inc.
Index to Consolidated Financial Statements

BladeLogic, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and par value data)

	March 31,	September 30,
	2008	2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$77,199	$80,694
Accounts receivable, net	23,802	11,907
Prepaid expenses and other current assets	2,262	2,171

Total current assets	103,263	94,772
Property and equipment, net	1,839	1,237
Other assets	184	196

Total assets	$105,286	$96,205

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,118	$671
Accrued employee costs	5,876	5,906
Accrued other expenses	4,715	4,001
Deferred revenue, current portion	18,069	12,336

Total current liabilities	29,778	22,914
Deferred revenue, net of current portion	1,789	2,513
Stockholder deposits on restricted stock purchase	84	228

Total liabilities	31,651	25,655
Stockholders’ equity:
Preferred stock. $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding at March 31, 2008 (unaudited) or September 30, 2007	—	—
Common stock, $0.001 par value; 90,000,000 shares authorized; 28,106,877 shares issued and outstanding at March 31, 2008 (unaudited); 26,910,004 shares issued and outstanding at September 30, 2007	28	27
Additional paid-in capital	105,302	101,708
Accumulated deficit	(31,825)	(31,253)
Accumulated other comprehensive income	130	68

Total stockholders’ equity	73,635	70,550

Total liabilities and stockholders’ equity	$105,286	$96,205

The accompanying notes are an integral part of the consolidated financial statements.

BladeLogic, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Six Months Ended
	March 31,
	2008	2007
	(unaudited)

Net revenue:
License revenue	$31,705	$19,359
Services revenue	14,694	7,709

Total net revenue	46,399	27,068

Cost of revenue:
Cost of license revenue	1,105	585
Cost of services revenue	7,219	3,255

Total cost of revenue	8,324	3,840

Gross profit	38,075	23,228

Operating expense:
Sales and marketing	26,069	15,499
Research and development	9,452	5,731
General and administrative	4,713	2,324

Total operating expenses	40,234	23,554

Loss from operations	(2,159)	(326)

Other income:
Interest income	1,363	129
Other income	485	148

Total other income, net	1,848	277

Loss before provision for income tax	(311)	(49)

Provision for income taxes	260	146

Net loss	$(571)	$(195)

Accretion of preferred stock	—	216

Net loss available to common stockholders	$(571)	$(411)

Basic and diluted net loss per common share	$(0.02)	$(0.03)

Weighted average shares used in calculation of basic and diluted net loss per common share	26,873	11,898
The accompanying notes are an integral part of the consolidated financial statements.

BladeLogic, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	March 31,
	2008	2007
	(unaudited)
Cash flows from operating activities:
Net loss	$(571)	$(195)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	437	305
Loss on disposal of fixed assets	—	2
Provision for bad debt	—	19
Stock-based compensation	2,505	497
Changes in operating accounts:
Accounts receivable	(11,895)	(7,652)
Prepaid expenses and other current assets	(57)	(169)
Other long-term assets	14	(73)
Accounts payable	488	(63)
Accrued employee costs	(196)	931
Accrued other expenses	1,107	1,083
Deferred revenue	5,009	7,256

Net cash provided by operating activities	(3,159)	1,941
Cash flows from investing activities:
Purchase of property and equipment	(1,039)	(356)

Net cash used in investing activities	(1,039)	(356)
Cash flows from financing activities:
Proceeds from sale of common and restricted stock, net of repurchase	962	240
Proceeds from repayment of shareholder notes receivable	—	20
Deal costs from sale of common stock in connection with the Company’s initial public offering	(502)	—

Net cash (used in) provided by financing activities	460	260
Effect of exchange rates on cash	243	74

Net (decrease) increase in cash and cash equivalents	(3,495)	1,919
Cash and cash equivalents at beginning of period	80,694	7,835

Cash and cash equivalents at end of period	$77,199	$9,754

The accompanying notes are an integral part of the consolidated financial statements.

BladeLogic, Inc.
Notes to Consolidated Financial Statements
1. Organization and Operations
BladeLogic, Inc. (the Company) was incorporated in the State of Delaware on July 31, 2001. The Company’s products and services enable organizations of any size to address the full lifecycle of data center management using one integrated solution for provisioning, change, administration and compliance across complex, distributed server and application environments. The Company’s solution provides IT departments the ability to effect rapid changes within the data center in a highly precise, secure and automated manner. The Company sells its products and support services through its direct sales force and, to a lesser extent, distribution partners.
In addition to its multiple sales offices in North America, the Company also maintains sales offices in the United Kingdom, Europe and Asia.
Acquisition of BladeLogic by BMC Software
On March 17, 2008, BMC Software signed a definitive agreement to purchase BladeLogic for $28.00 per outstanding share of BladeLogic common stock. The acquisition was consummated on April 18, 2008. For the six months ended March 31, 2008, general and administrative expense included $716,000 in deal costs.
2. Summary of Significant Accounting Policies
The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described below and elsewhere in these notes to the consolidated financial statements.
Unaudited Interim Financial Information
The accompanying interim consolidated balance sheet as of March 31, 2008, the consolidated statements of operations for the six months ended March 31, 2008 and 2007 and the consolidated statements of cash flows for the six months ended March 31, 2008 and 2007 are unaudited. The unaudited interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to state fairly the Company’s financial position at March 31, 2008 and its results of operations for the six months ended March 31, 2008 and 2007 and cash flows for the six months ended March 31, 2008 and 2007. The results for the six months ended March 31, 2008 are not necessarily indicative of the results to be expected for the fiscal year ending September 30, 2008.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.
Management’s Estimates and Uncertainties
The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires the Company’s management to make estimates and assumptions that effect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.
Significant estimates and judgments relied upon by the Company’s management in preparing these financial statements include revenue recognition, allowances for doubtful accounts, stock-based compensation and the recoverability of the Company’s net deferred tax assets and related valuation allowance.
Although the Company regularly assesses these estimates, actual results could differ materially from these estimates. Changes in estimates are recorded in the period in which they become known. The Company bases its estimates on historical experience and various other assumptions that it believes to be reasonable under the circumstances. Actual results may differ from the Company’s estimates if these results differ from historical experience or other assumptions prove not to be substantially accurate, even if such assumptions are reasonable when made.
Cash and Cash Equivalents
Cash equivalents consist of highly liquid investments with original maturities of 90 days or less. Cash equivalents are carried at cost, which approximates fair market value.
Financial Instruments
Financial instruments consist of cash and cash equivalents, accounts receivable and accounts payable. The estimated fair value of these financial instruments approximates their carrying value.

Revenue Recognition
The Company recognizes revenue in accordance with the provisions of the American Institute of Certified Public Accountants’ Statement of Position 97-2, Software Revenue Recognition as amended by SOP No. 98-9, Modification of SOP 97-2 With Respect to Certain Transactions, and derives revenue from software license fees, post-contract customer support, or PCS, and professional services. The Company generally sells licenses and services together as part of multiple-element arrangements. When the Company enters into a multiple-element arrangement, it uses the residual method to allocate the total fee among the elements of the arrangement. Under the residual method, license revenue is recognized upon delivery when vendor-specific objective evidence, or VSOE, of fair value exists for all of the undelivered elements in the arrangement, but does not exist for one or more of the delivered elements in the arrangement. Each license arrangement requires that the Company analyze the individual elements in the transaction and estimate the fair value of each undelivered element, which typically includes PCS and professional services. License revenue consists of license fees charged for the use of our products under perpetual and term license arrangements. License revenue from a perpetual arrangement is recognized upon delivery while license revenue from a term arrangement is recognized ratably over the duration of the arrangement on a straight-line basis. If an arrangement contains the right to receive additional software products on a when-and-if available basis and VSOE of fair value does not exist for this right, the Company defers all fees from such arrangements and records revenue on a subscription basis over the term of the arrangement beginning with the delivery of the first product. Additionally, for arrangements that include customer acceptance or other material non-standard terms, we defer revenue recognition until after acceptance, and all other criteria for revenue recognition have been met.
The Company recognizes revenue associated with software licenses and services sold through distributors, system integrators, managed service providers and value-added resellers (collectively, “resellers”) upon sell through to the end user so long as all other criteria for revenue recognition have been met.
PCS includes telephone support, bug fixes, and unspecified rights to product upgrades and enhancements, and are recognized ratably over the term of the service period, which is generally 12 months. The Company estimates the fair value of the PCS portion of an arrangement based on the price charged for PCS when sold separately. The Company sells PCS separately from any other element when customers renew PCS. In multiple-element arrangements where the Company sells maintenance for less than fair value, the Company defers the contractual price of the maintenance plus the difference between such contractual price and the fair value of maintenance. The Company makes a corresponding reduction in license revenue. Professional services include installation, basic consulting, training and reimbursable out-of-pocket expenses. The Company recognizes revenue for professional services as the services are performed. Generally, professional services relate to the implementation of the Company’s software products are not deemed essential to the functionality of the software products, and therefore, services revenue is recognized separately from license revenue. The fair value of the professional services portion of the arrangement is based on the rates that the Company charges for these services when sold independently from a software license. If, in the Company’s judgment, evidence of fair value cannot be established for the undelivered elements, the entire amount of revenue from the arrangement is deferred until evidence of fair value can be established, or until the elements for which evidence of fair value could not be established are delivered.
Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collection is considered probable. The Company recognizes revenue based on the following:
•	Evidence of an arrangement. The Company considers a non-cancelable purchase order, with terms governed by a contract, to be representative of persuasive evidence of an arrangement.
•	Delivery has occurred. The Company considers delivery of the software to have occurred when a CD or other medium containing the licensed software is provided to a common carrier (FOB origin) or, in the case of electronic delivery, the customer is given electronic access to the licensed software, and no post-delivery obligations exist other than PCS and professional services. The Company considers delivery of services to occur upon performance of the contracted services.
•	Fees are fixed or determinable. Generally, the Company considers all arrangements with payment terms extending beyond 90 days and other arrangements with payment terms longer than those normally provided to customers in certain geographic areas not to be fixed or determinable. If the fee is not fixed or determinable, revenue is recognized upon the earlier of cash receipt or when the amount becomes due and payable. If the fee is subject to refund or concession, the Company recognizes revenue when the right to a refund or concession lapses.
•	Collection is deemed probable. The Company conducts a credit review for all transactions at the inception of an arrangement to determine the creditworthiness of the customer. If the Company determines that collection is not probable, revenue is deferred and recognized upon the receipt of cash.
The Company generally ships its products within 30 days after acceptance of a customer purchase order and execution of a software license agreement. A high percentage of the Company’s revenue has historically been generated in the third month of each fiscal quarter, and this revenue tends to be concentrated in the later part of that month. In some cases, the Company has discretion over the timing of product shipments, which affects the timing of revenue recognition for software license orders. In those cases, the Company considers a number of factors including: the delivery dates requested by customers and resellers; third party inventory on hand required to fulfill the order; the amount and number of license orders received in a quarter and the degree to which such orders are concentrated at the end of a quarter; and our operational capacity to fulfill such orders at the end of a quarter. Orders may exist at the end of a quarter that have not been shipped and not recognized as revenue.

Product Warranties
Substantially all of the Company’s software products are covered by a standard 90 day warranty. In the event of a failure of software covered by this warranty, the Company must repair or replace the software or, if those remedies are insufficient, provide a refund. To date, the Company has not been required to record any reserve or revise any of the Company’s assumptions or estimates used in determining its warranty allowance. If the historical data the Company uses to calculate the adequacy of the warranty allowance is not indicative of future requirements, a warranty reserve may be required.
Allowance for Doubtful Accounts
The Company offsets gross trade accounts receivable with an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company reviews the allowance for doubtful accounts on a regular basis, and all past due balances are reviewed individually for collectability. Account balances are charged against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Provisions for doubtful accounts are recorded in sales and marketing expense.
Property and Equipment
Purchases of property and equipment are capitalized and stated at cost. Expenditures for maintenance and repairs are expensed as incurred. The Company reviews its property and equipment whenever events or changes in circumstances indicate that the carrying value of certain assets might not be recoverable.
Depreciation is calculated on the straight-line method based on the month the asset is placed in service over the following estimated useful lives:

Estimated Useful Life
Computer hardware and software	3 years
Furniture and fixtures	3 years
Leasehold improvements	Shorter of useful life or life of lease
Research and Development Costs
Research and development expenditures are charged to operations as incurred. Statement of Financial Accounting Standard No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed (“SFAS 86”), requires the capitalization of certain software development costs subsequent to the establishment of technology feasibility. Based on the Company’s product development process, technological feasibility is established upon the completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant. Accordingly, the Company has charged all such costs to research and development expense in the accompanying statements of operations.
Stock-Based Compensation
As of March 31, 2008, the Company had two stock-based employee compensation plans which are more fully described in Note 6.
In December 2004, FASB issued SFAS No. 123(R), Share-Based Payment, which requires companies to expense the fair value of employee stock options and other forms of stock-based compensation. The Company adopted SFAS No. 123(R) effective January 1, 2006. SFAS No. 123(R) requires nonpublic companies that used the minimum value method in SFAS No. 123 for either recognition or pro forma disclosures to apply SFAS No. 123(R) using the prospective transition method. As such, the Company will continue to apply APB Opinion No. 25 in future periods to equity awards outstanding at the date of SFAS No. 123(R)’s adoption that were measured using the minimum value method. Effective with the adoption of SFAS No. 123(R), the Company has elected to use the Black-Scholes option pricing model to determine the fair value of stock options granted to employees and non-employees. In accordance with SFAS No. 123(R), the Company has recognized the fair value of employee stock-based awards granted or modified on or after January 1, 2006 using the straight line method over the vesting period of the award.
Advertising Expense
Advertising expense primarily includes promotional expenditures and are expensed as incurred. Amounts incurred for advertising expense were not material for the six months ended March 31, 2008 and 2007.

Comprehensive Loss
SFAS No. 130, Reporting Comprehensive Income, establishes standards for reporting and displaying comprehensive income (loss) and its components in financial statements. Comprehensive income (loss) is defined as the change in stockholders’ equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. The comprehensive loss for all periods is as follows:

	Six Months Ended
	March 31,
	2008	2007
	(unaudited)
	(in thousands)
Net loss	$(571)	$(195)
Other comprehensive income (loss):
Currency translation adjustment	62	27

Total comprehensive loss	$(509)	$(168)

Foreign Currency Translation
The financial statements of the Company’s foreign subsidiaries are translated from local currency into U.S. dollars using the current exchange rate at balance sheet date for assets and liabilities, and the average exchange rate prevailing during the period for revenue and expenses. The functional currency for the Company’s foreign subsidiaries is considered to be the local currency for each entity and, accordingly, translation adjustments for these subsidiaries are included in accumulated other comprehensive loss within stockholders’ deficit. Certain intercompany and third-party foreign currency-denominated transactions generated foreign currency remeasurement gains of $485,000 and $150,000 for the six months ended March 31, 2008 and 2007, respectively. Such gains are included within other income (expense) within the consolidated statements of operations.
Income Taxes
The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which is the asset and liability method for accounting and reporting for income taxes. Under SFAS No. 109, deferred tax assets and liabilities are recognized based on temporary differences between the financial reporting and income tax bases of assets and liabilities using statutory rates. In addition, SFAS No. 109 requires a valuation allowance against net deferred tax assets if, based upon available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company adopted FASB Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes”, which is an interpretation of SFAS No. 109, Accounting for Income Taxes on October 1, 2007.
Net Income (Loss) Per Share
Through September 30, 2007, the Company calculated net income (loss) per share in accordance with SFAS No. 128, Earnings Per Share, as clarified by EITF Issue No. 03-6, Participating Securities and the Two-Class Method Under FASB Statement No. 128, Earnings Per Share. EITF Issue No. 03-6 clarifies the use of the “two-class” method of calculating earnings per share as originally prescribed in SFAS No. 128. Effective for periods beginning after March 31, 2004, EITF Issue No. 03-6 provides guidance on how to determine whether a security should be considered a “participating security” for purposes of computing earnings per share and how earnings should be allocated to a participating security when using the two-class method for computing basic earnings per share. The Company has determined that its redeemable convertible preferred stock outstanding during fiscal 2007 represents a participating security and therefore has applied the provisions of EITF Issue No. 03-6 to the six months ended March 31, 2007.
Under the two-class method, basic net income (loss) per share is computed by dividing the net income (loss) applicable to common stockholders by the weighted-average number of common shares outstanding for the fiscal period. Diluted net income (loss) per share is computed using the more dilutive of (a) the two-class method or (b) the if-converted method. The Company has allocated net income first to preferred stockholders equal to the accretion of a discount and dividends on the outstanding preferred stock and then to preferred and common stockholders based on ownership interests. Net losses are not allocated to preferred stockholders. Diluted net income (loss) per share is the same as basic net income (loss) per share as losses have been allocated to the common stockholders for the six months ended March 31, 2007.
Commencing on October 1, 2007, EITF Issue No. 03-6 no longer applied due to the conversion of all shares of convertible preferred stock outstanding into shares of the Company’s common stock, upon the completion of the Company’s IPO in July 2007.

A reconciliation of the numerator and denominator used in the calculation of basic and diluted net loss per share is as follows:

	Six Months Ended
	March 31,
	2008	2007
	(unaudited)
	(in thousands except per share data)
Numerator:
Net loss	$(571)	$(195)
Allocation of net loss:
Net income applicable to preferred stockholders	—	216

Net loss applicable to common stockholders	$(571)	$(411)

Denominator:
Basic and diluted weighted average shares of common stock outstanding	26,873	11,898
Calculation of Net Loss Per Common Share:
Basic and diluted:
Net loss applicable to common stockholders	$(0.02)	$(0.03)
Net loss per common share	$(0.02)	$(0.02)
In calculating diluted earnings per share, shares related to redeemable convertible preferred stock and outstanding stock options and warrants were excluded because they were anti-dilutive.
Recent Accounting Pronouncements
In April 2008, the Financial Accounting Standards Board (FASB) issued Staff Position No. 142-3, Determination of the Useful Life of Intangible Assets (“FSP 142-3”). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets.” FSP 142-3 is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years, requiring prospective application to intangible assets acquired after the effective date. The Company will be required to adopt the principles of FSP 142-3 with respect to intangible assets acquired on or after January 1, 2009. Due to the prospective application requirement, the Company is unable to determine what effect, if any, the adoption of FSP 142-3 will have on its consolidated statement of financial position, results of operations or cash flows.
In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133. SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133 with the intent to provide users of financial statements with an enhanced understanding of: (i) how and why an entity uses derivative instruments; (ii) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations and (iii) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company does not expect this statement to have a material impact on its future consolidated financial statements.
In December 2007, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 141(R), Business Combinations. This statement replaces SFAS No. 141, “Business Combinations.” This statement retains the fundamental requirements in Statement No. 141 that the acquisition method of accounting (which Statement No. 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This statement also establishes principles and requirements for how the acquirer: a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) will apply prospectively to business combinations for which the acquisition date is after fiscal years beginning on or after December 15, 2008. The adoption of SFAS No. 141(R) will not have any impact on its consolidated financial statements to date, as the Company has not been a party to any acquisition since its formation in 2001. The Company will be required to expense costs related to any acquisitions after September 30, 2008.
In February 2007, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. This Statement applies to all entities, including not-for-profit organizations. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. As such, we are required to adopt these provisions at the beginning of the fiscal year ended September 30, 2009. The Company does not expect the adoption of SFAS No. 159 to have a material impact on our consolidated financial position, results of operations or cash flows.
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements, our board of directors having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS No. 157 does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years and will be effective for us as of October 1, 2008. The Company does not expect the adoption of SFAS No. 157 to have a material impact on our consolidated financial position, results of operations or cash flows.

3. Cash and Cash Equivalents
Cash and cash equivalents consist of the following:

	As of
	March 31,	September 30,
	2008	2007
	(unaudited)
	(in thousands)
Cash	$9,281	$3,845
Money market funds	67,918	76,849

Total cash and cash equivalents	$77,199	$80,694

4. Deferred revenues
Deferred revenue consists of the following:

	As of
	March 31,		September 30,
	2008		2007
	(unaudited)
	(in thousands)
License	$4,688		$3,193
Services	13,381		9,143

Deferred revenue, current portion	18,069		12,336

License	940		1,207
Services	849		1,306

Deferred revenue, net of current portion	1,789	(a)	2,513

Total deferred revenue	$19,858		$14,849

(a)	Substantially all of the long-term deferred revenue contracts will be recognized into revenue in the twelve months following March 31, 2009.
Deferred license revenue consists of term and perpetual software license contracts subject to ratable or subscription accounting. Deferred license revenue is recognized as license revenue on a straight-line basis over the applicable PCS period.
Deferred services revenue consists mainly of PCS contracts and to a lesser extent pre-paid professional service contracts. Services revenues are recognized as services revenue upon delivery of the service.
5. Financing Agreements
Line of Credit
The Company had a secured line of credit of up to $7,500,000, subject to compliance with certain financial metrics, through June 2008. On March 24, 2008, the Company terminated the line of credit. The Company had never drawn on the line thus there were no amounts ever outstanding. Interest on borrowings would have accrued at prime plus one-half percent and borrowings are secured by a portion of the Company’s domestic accounts receivable.
6. Stockholders’ Equity
As of March 31, 2008, the authorized capital stock of the Company also includes 10,000,000 shares of preferred stock, $0.001 par value per share and 90,000,000 shares of common stock, $0.001 par value per share.

Reserved Common Stock
As of March 31, 2008 and September 30, 2007, the Company has reserved common stock for the following:

	As of
	March 31,	September 30,
	2008	2007
	Number of Shares	Number of Shares
	(unaudited)
Incentive equity awards outstanding or available for grant under 2007 Stock Option Incentive Plan	800,256	1,276,602
Options outstanding under the 2001 Stock Option and Grant Plan	3,218,856	4,033,771
Warrants	—	66,782

	4,019,112	5,377,155

Warrant to Purchase Common Stock
Pursuant to the line of credit agreement entered into in July 2004, the Company issued the lender a warrant to purchase 66,782 shares of the Company’s common stock at an exercise price of $1.50. The warrant would have expired seven years from the date of issuance and the value of the warrant on the date of grant was nominal. The warrant was exercised as a cashless transaction during the six months ended March 31, 2008. There are no warrants outstanding as of March 31, 2008.
Stock Option Plans
The Company has two stock option plans, the 2001 Stock Option and Grant Plan (2001 Option Plan) and the 2007 Stock Option Incentive Plan (2007 Option Plan), however, only the 2007 Option Plan is currently authorized to grant or issue new awards. The Company’s Board of Directors elected to stop the grant or issuance of new awards from the 2001 Option Plan upon the adoption of the 2007 Option Plan. The 2007 Option Plan provides for the issuance of up to 1,332,750 shares of common stock incentives. The Plans provide for the granting of incentive stock options (ISOs), nonqualified stock options, and stock grants. These incentives may be offered to the Company’s employees, officers, directors, consultants, and advisors, as defined in the plans.
Nonqualified options and stock grants may be issued at no less than par value per share of common stock. ISOs may be granted at no less than fair market value (FMV) on the date of grant, as determined by the Company’s Board of Directors (no less than 110% of FMV on the date of grant for 10% or greater stockholders). Each option shall be exercisable at such times and subject to such terms as determined by the Board of Directors, generally four years. Prior to January 1, 2006, options granted expired within ten years of issuance. Effective January 1, 2006, new options granted expire within six years of issuance.
The Company uses the Black-Scholes option pricing model to calculate the grant-date fair value of an award. The fair values of options granted were calculated using the following estimated weighted-average assumptions:

	Six Months Ended
	March 31,
	2008	2007
	(unaudited)

Options granted	15,420	1,086,265
Weighted-average exercise prices stock options	$30.74	$4.16
Weighted-average grant date fair-value stock options	$11.62	$1.88
Assumptions:
Weighted-average expected volatility	41%	51%
Weighted-average expected term (in years)	4.1	4.1
Risk-free interest rate	4.11%	4.72%
Expected dividend yield	—	—
For the six months ended March 31, 2008 and 2007, approximately $2,505,000 and $497,000, respectively, of expense was recorded in connection with stock-based awards. Unrecognized stock-based compensation expense to non-vested stock options of $6,194,000 at March 31, 2008 is expected to be recognized using the straight line method over a weighted-average period of 2.9 years. The adoption of SFAS No. 123(R) had no effect on cash flow for any period presented.

The following table summarizes stock-based compensation expense related to employee and director stock options, employee stock purchases, and restricted stock grants for the six months ended March 31, 2008 and 2007 which was allocated as follows:

	Six Months Ended
	March 31,
	2008	2007
	(unaudited)
	(in thousands)
Cost of services expense	$138	$17
Sales and marketing expense	1,086	132
Research and development expense	758	134
General and administrative expense	523	214

Stock-based compensation expense included in operating expenses	$2,505	$497

7. Income Taxes
Effective October 1, 2007, the Company adopted FIN 48, Accounting for Uncertainty in Income Taxes. The Company has recorded no cumulative effect to retained earnings pursuant to the adoption of FIN 48. A gross FIN 48 liability for uncertain tax positions in the amount of $48,000 was recorded as of March 31, 2008. As of March 31, 2008 and October 1, 2007 the total amount of unrecognized tax benefits was $597,000 and $528,000, respectively, which would have a favorable impact to the Company’s effective tax rate if recognized. We reasonably estimate that the unrecognized tax benefits will not change significantly over the next twelve months. In conjunction with the adoption of FIN 48, the Company has classified uncertain tax positions as a non-current income tax liability unless expected to be paid within one year.
The Company’s policy is to record interest and penalties on uncertain tax positions as income tax expense. As of March 31, 2008, the total amount of accrued interest and related penalties was $10,000.
The Company files a domestic federal income tax return, various state income tax returns, and foreign income tax returns in several jurisdictions. We have domestic federal and state net operating loss carryforwards that may be subject to examination if utilized in future periods. A full valuation allowance has been applied to these deferred tax assets since the Company has sustained cumulative U.S. operating losses and current available evidence suggests that it is not more likely than not that the Company will generate sufficient taxable income to realize its deferred tax assets. The Company believes any future potential adjustments of these carryforwards arising from an income tax audit will have an immaterial impact to our financial statements.
The Company has generated U.S. federal and state net operating losses since inception through 2007. All of the Company’s U.S. federal tax losses are open to examination by the Internal Revenue Service. With the exception of any loss carryforwards, the Company is no longer subject to state or local examinations for tax years before December 31, 2002. Foreign income tax examinations from inception of the Company’s foreign subsidiaries’ formation, not earlier than 2002, are open. The difference between the Company’s statutory rate of 34% and the effective tax rate of (83%) and (297%) for the six months ended March 31, 2008 and 2007, respectively, is due to the existence of taxable income in the Company’s foreign jurisdictions which are not offset against the Company’s U.S. federal loss carryforward, as well as, the existence of alternative minimum tax in the U.S..
8. Segment Information
SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments in annual financial statements and requires selected information of these segments be presented in interim financial reports to stockholders. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in making decisions on how to allocate resources and assess performance. The Company’s chief operating decision making group, as defined under SFAS No. 131, consists of the Company’s chief executive officer and president, and chief financial officer. The Company views its operations and manages its business as one operating segment.
Geographic Data
Total net revenue to unaffiliated customers by geographic area were as follows:

	Six Months Ended
	March 31,
	2008	2007
	(unaudited)
	(in thousands)
United States	$30,306	$17,927
United Kingdom	4,487	5,378
International, excluding United Kingdom	11,606	3,763

Total	$46,399	$27,068